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                                                                    EXHIBIT 4(e)


                         [Form of Common Stock Warrant]

                     Unless extended, Void After 3:30 P.M.,
                    New York City time, ______________, ____

[[IF THE WARRANTS ARE ATTACHED TO OTHER SECURITIES, INSERT THE FOLLOWING] UNTIL ______________, THE WARRANTS REPRESENTED BY THIS CERTIFICATE SHALL NOT BE TRANSFERABLE APART FROM THE _____________ TO WHICH THEY ARE ATTACHED, ANY TRANSFER OF THE _____________ SHALL BE DEEMED A TRANSFER OF THE WARRANTS ATTACHED THERETO, AND ANY ATTEMPT TO TRANSFER THE WARRANTS APART FROM THE_____________ SHALL BE VOID AND OF NO EFFECT.]

NO. ___                        WARRANT TO PURCHASE
                           ____ SHARES OF COMMON STOCK

                                CLASS __ WARRANT

                             THE VALSPAR CORPORATION

         FOR VALUE RECEIVED, The Valspar Corporation (the "Company"), upon the surrender [after _______________ and] prior to 3:30 P.M., New York City time, _______________, ____ (unless extended) of this Warrant for exercise, with the exercise form on the reverse side hereof duly executed, at the office of ______________________, will sell and deliver or cause to be sold and delivered to __________________ or assigns (the "Warrant Holder") a certificate or certificates for the number of whole shares purchasable, as indicated above, of fully paid and non-assessable shares of Common Stock ($.50 par value) of the Company (the "Shares"), for which this Warrant is exercised, at a price of $_____ per Share (the "Warrant Price"), subject to all the terms, provisions and conditions of a Common Stock Warrant Agreement dated as of ____________, ____ (the "Warrant Agreement"), executed by the Company and _________________________________________________ (the "Warrant Agent"), which
Warrant Agreement is hereby incorporated herein by reference and made a part hereof.

         1. The Warrant Price shall be payable [in cash, certified check, bank draft, postal or express money order or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, payable in United States dollars, to the order of the Warrant Agent. In certain events the Warrant Price and the number of Shares deliverable on exercise of this Warrant are subject to adjustments, as provided in the Warrant Agreement. No certificates for a fractional Share will be issued. As to any fraction of a Share which would otherwise be purchasable on the exercise of a Warrant, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

         2. This Warrant is issued in accordance with the Warrant Agreement in which the rights of the Warrant Holders and the terms, provisions and conditions upon which this Warrant has


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been executed and delivered and may be exercised are more fully set forth. Every
Warrant Holder, by acceptance hereof, assents to all the terms, provisions and conditions of the Warrant Agreement. A counterpart of the Warrant Agreement is on file at the office of the Company in Minneapolis, Minnesota, and at the office of the Warrant Agent in __________, __________.

         3. In the event this Warrant shall not be exercised on or before _______________, ____, unless said date is extended as provided for in Section 9 of the Warrant Agreement, this Warrant shall become void and all rights hereunder shall cease.

         Reference is made to the further provisions of this Warrant set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers and a facsimile of its seal.

Dated:  ______________________


                             THE VALSPAR CORPORATION


                                     By:
                                        ----------------------------------------
                                          Its:
                                              ----------------------------------


Attest:

--------------------------

--------------------------

Countersigned:

--------------------------

--------------------------
Warrant Agent

By
   -----------------------
   Authorized Signature


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                              [REVERSE OF WARRANT]

         4. Subject to the provisions of paragraph 3 contained on the face of this Warrant, (a) this Warrant, with or without other Warrants, upon surrender at the office of the Warrant Agent, may be exchanged for another Warrant or Warrants of like tenor in denominations entitling the Warrant Holder to purchase a like aggregate number of Shares, but only to the extent provided in the Warrant Agreement, or (b) this Warrant may be transferred at the office of the Warrant Agent by the Warrant Holder or his assigns, in person or by attorney duly authorized in writing, but only in the manner provided in the Warrant Agreement and upon surrender of this Warrant. If this Warrant shall be exercised in part, the Warrant Holder shall be entitled to receive, upon surrender hereof, another Warrant or Warrants of like tenor for the number of whole Shares not purchased upon such exercise.

         5. No Warrant Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares of the Company for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors of the Company, or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issue of securities, reclassification of securities, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other action affecting shareholders (except for notices as provided for in the Warrant Agreement), or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Shares purchasable on the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

         6. Every holder of a Warrant, by accepting this Warrant, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant that until this Warrant is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder hereof as the absolute owner hereof for all purposes notwithstanding any notice to the contrary.

         7. The Company represents and warrants that the Shares to be issued by it as provided in the Warrant Agreement have been duly authorized and, when so issued in accordance with the Warrant Agreement, will be validly issued, fully-paid and non-assessable. The Company represents and warrants that it has authority to execute and deliver the Warrant Agreement and the Warrants thereunder, but the Warrant Agent makes no representation with respect thereto, or with respect to the validity or sufficiency of the Warrants, the Warrant Agreement or the Shares.



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                                FORM OF EXERCISE

             (Form of exercise to be executed by the Warrant Holder
                            at the time of exercise)


To ____________________________

_______________________, Warrant
Agent:


         The undersigned, holder of the within Warrant, (1) exercises his right to purchase _________ of the Shares of Common Stock ($.50 par value) of The Valspar Corporation, which the undersigned is entitled to purchase under the terms of the within Warrant, and (2) makes payment in full for the number of Shares of Common Stock so purchased by payment of $_________ in cash.

         Please issue the certificate for Shares of Common Stock (and any new Warrants in the case of a partial exercise) as follows:


              -----------------------------------------------------
                               Print or Type Name


              -----------------------------------------------------
                   Social Security or other Identifying Number


              -----------------------------------------------------
                                 Street Address


              -----------------------------------------------------
                    City              State           Zip Code




and deliver it (together with any new Warrants in the case of a partial exercise) to the above address unless a different address is indicated below.

Dated:  ____________________________



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                         -------------------------------
                                    Signature

               (Signature must conform in all respects to name of
                 holder as specified on the face of the Warrant)


             To be used only for special instructions for delivery.
                                   Deliver to:



              -----------------------------------------------------
                               Print or Type Name



              -----------------------------------------------------
                                 Street Address

              -----------------------------------------------------
                   City              State             Zip Code


-----------------------------------------
Medallion Signature Guaranty



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


                                   ASSIGNMENT

                      (Form of assignment to be executed if
                   Warrant Holder desires to transfer Warrant)


         FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto



              -----------------------------------------------------
                               Print or Type Name



              -----------------------------------------------------
                                 Street Address


              -----------------------------------------------------
                    City            State             Zip Code



              -----------------------------------------------------
                   Social Security or other Identifying Number


the right represented by the within Warrant to purchase _________ Shares of Common Stock ($.50 par value) of The Valspar Corporation to which the within Warrant relates and appoints _____________________ attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the Premises.

Dated:  _________________________


                         -------------------------------
                                    Signature

               (Signature must conform in all respects to name of
                 holder as specified on the face of the Warrant)


-------------------------------------
Medallion Signature Guaranty



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